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An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted prior to the time an offering circular that is not designated as a Preliminary Offering Circular is delivered and the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED JANUARY 31, 2024

CROWN RIBBON LLC

2701 North Thanksgiving Way, Suite 100

Lehi, Utah 84043

Telephone: (385) 221-9406

Email: admin@crownribbon.com

Crown Ribbon LLC, a Delaware series limited liability company (“we,” “us,” “our,” “CRLLC” or the “Company”) is offering, on a best efforts basis, up to the amount of membership interests of each of the series of the Company (the “Maximum”) without any minimum target as set forth in the above table entitled “Series Membership Interests Overview.”

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”. The interests of all Series described above may collectively be referred to herein as the “Interests” and each, individually, as an “Interest” and the offerings of the Interests may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering”.

In the near future, Series Interests are expected to be available for purchase through the Crown Ribbon™ website and expected to be issued in book-entry or electronic form. Until such time, the Series Interests will only be available through the Company’s Broker. The Company presently intends to serve as its own transfer agent and registrar of the Series Interests. The website is still under development and is not currently operational.

A purchaser of the Interests shall be deemed an “Investor” or “Interest Holder.” There will be separate closings with respect to each Offering. The Company may undertake one or more closings on a rolling basis with respect to each Offering (each, a “Closing”). After each Closing, funds tendered by Investors will be available to the Company. Because the Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close the offering at any level of proceeds raised. Each such Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

No securities are being offered by existing security holders. Each Offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format. See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See the section titled, “Risk Factors”, herein for a description of some of the risks that should be considered before investing in the Interests.

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TABLE OF CONTENTS

CROWN RIBBON LLC

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding:

•	our development plans for our business;
•	our strategies and business outlook;
•	the prospects for the respective Underlying Assets;
•	potential distributions or dividends of revenue;
•	anticipated development of the Company, the Manager and each Series of the Company;
•	the overall growth of the horse industry;
•	our compliance with regulatory matters (including the Investment Company Act, Investment Advisers Act and state securities regulations);
•	the development of the Crown Ribbon™ website (defined below); and
•	various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).

These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the Crown Ribbon™ website will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and in the Exhibits hereto. You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.” You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests. All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company: The Company is Crown Ribbon LLC, a Delaware series limited liability company formed on or about December 7, 2022.

Underlying Asset(s) and Offering Per Series Interest: The Underlying Assets for each Series and the Offering Price per Interest for each respective Series is set forth in the description for such assets herein.

The assets of all Series described below may collectively be referred to herein as the “Underlying Assets” and each, individually, as an “Underlying Asset.” It is not anticipated that any of the Series would own any assets other than said interest in such Underlying Assets, plus certain prepaid cash reserves for insurance and other administrative expenses pertaining to the Series and amounts earned from the monetization of such Underlying Assets.

Securities Offered: Investors will acquire membership interests in a Series of the Company, each of which is intended to be a separate series of the Company for purposes of assets and liabilities. It is intended that owners of interests in a Series will only have assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series. For example, an owner of interests in Crown Ribbon LLC Series 721 Ranch (“Series 721 Ranch” or “721 Ranch”) will only have an interest in the assets, liabilities, profits and losses pertaining to Series 721 Ranch and its related operations and not any other series. See the “Description of Interests Offered” section for further details. The Interests will be non-voting except with respect to certain matters set forth in the Series Liability Company Agreement of the Company (the “Operating Agreement”). The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Assets) and not an investment in the Company as a whole.

Offering:	Total Offering: $14,050,000.00
Interest Price: $281 per Interest
Total Interests: 50,000
Equity Per Interest: .002%

Investors: Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser”.

Manager: Crown Ribbon Inc., a Delaware corporation, will serve as the manager of the Company and of each Series (the “Manager”) pursuant to the Company’s Series Limited Liability Company Agreement (the “Series Limited Liability Company Agreement”). Crown Ribbon Inc., also plans to launch and operate an online investment platform called Crown Ribbon™ (the Crown Ribbon™ website and any successor website used by the Company for the offer and sale of interests, the “Crown Ribbon™ website”), which is licensed to the Company pursuant to the terms of the Series Limited Liability Company Agreement, through which the Interests are sold. The website is still under development and is not currently operational.

The Manager and/or its affiliates may, from time to time, purchase Interests at their discretion on the same terms and conditions as the Investors. The Company, the Manager, its affiliates and/or third parties may also (1) acquire assets that are listed on crownribbon.com pursuant to a promissory note between the Series and lender or (2) have the Series acquire the assets upon close of the respective offering. In many instances, said lender will have a right, prior to completion of the Offering, to participate in pre-closing dividends from revenue generated by its interest in the Underlying Assets and the right to convert into the unsold portion of the offering prior to being fully funded.

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The Company has entered into an agreement with Dalmore Group LLC (the “Broker”) a broker/dealer which is registered with the Commission and is registered in each state where such Offering will be made prior to the launch of such Offering. The Broker will act as the broker/dealer of record for each transaction and provide related services in connection with such Offering as described in the Broker-Dealer Agreement incorporated by reference as an Exhibit. The Broker is a member of FINRA.

Minimum Interest purchase: The minimum subscription by an Investor is 1 Interest in a Series. Notwithstanding the foregoing, the Manager has discretion to increase the minimum subscription by an Investor to greater than 1 Interest in a Series.

Purchase Price Consideration: The Purchase price for an Investor’s subscription will be payable in cash in United States Dollars at the time of subscription. See “Investor Suitability Standards” and “Plan of Distribution and Subscription Procedure” for more information.

Offering size: There is no minimum offering amount for the sale of Interests in each Offering. The Maximum Interests offered per Series is set forth in the “Series Membership Interests Overview” table set forth above.

Offering Period: There will be a separate closing for each Offering. Each Offering is being conducted on a best efforts basis without any minimum target. The Company may undertake one or more closings on a rolling basis for each Offering. After each closing, funds tendered by Investors will be available to the Company. Because each Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised. Each respective Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

Additional Investors: After the Closing of each Offering, no Member will be required to make additional capital contributions. If a Series’ funds are insufficient to meet the needs of the Series, the Manager may (a) advance funds and seek reimbursement, (b) loan funds to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series, and/or (c) cause additional Interests to be issued in order to cover such additional amounts (see “Dilution”).

In the event that the Manager determines to issue additional Interests (as described in (c) above), the Manager shall notify the Members of the need for additional capital and the Members may be permitted, but not required, to make additional capital contributions to the Series on a pro-rata basis. In the event all Members do not make additional capital contributions, the Manager has discretion to sell additional Interests to third parties to meet the capital needs of such Series.

Use of proceeds: The proceeds received by a Series from its respective Offering will be applied in the following order of priority of payment:

(i) Offering Fee: A fee equal to 1.0% of the amount raised through this Offering (which excludes any Interests purchased by the Manager, its affiliates or the Asset Sellers) paid to the Broker as compensation for brokerage services. The Offering Fee shall only be payable after the Financial Industry Regulatory Authority (“FINRA”) department of Corporate Finance issues a no objection letter (the “No Objection Letter”) for the Offering.

(ii) Consulting Fee: A one-time consulting fee of twenty thousand ($20,000) (the “Consulting Fee”), is due and payable to the Broker within five (5) days of receipt of the No Objection Letter.

(iii) Due Diligence Fee: A fee equal to approximately 10.0% of the amount raised through this Offering, on average, paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets (fee is subject to change in sole discretion of Manager as disclosed in each Series Agreement);

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(iv) Asset Cost of the Underlying Assets: Actual cost of the Underlying Assets paid to the Asset Seller (which may have been paid off prior to such Offering through a loan to the Company), including any accrued interest under potential loans to the Company and through down-payments by the Manager and/or its affiliates to acquire an interest in the Underlying Assets prior to an Offering; and

(v) Offering Expenses: In general these costs include actual legal, accounting, underwriting, filing, technical and compliance costs incurred by the Company in connection with an Offering of a series of Interests (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors, printing and accounting firms, as the case may be.

In the case of the Offerings hereunder, the Manager shall be reimbursed for Offering Expenses.

The Manager bears all expenses related to item (iii) above on behalf of a Series and shall be reimbursed by a Series through the proceeds of an offering. In addition, the Manager or an affiliate may loan the Company or a Series the funds required to pay any costs identified in item (ii), which will be reimbursed through the proceeds of an offering or refunded if an offering is aborted. Any loans made under item (iii), other than down-payments, accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code). See “Use of Proceeds” and “Plan of Distribution and Subscription Procedure – Fees and Expenses” sections for further details.

Operating expenses: “Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), which may be as much as or greater than the actual cost of a Series’ interest in the applicable Underlying Assets, including:

•	costs incurred in managing the Underlying Assets, including, but not limited to boarding, maintenance, breeding, training and transportation costs (the “Upkeep Fees”);

•	costs incurred prior to the offering of the Underlying Assets, including, but not limited to costs associated with the initial acquisition of the Underlying Assets, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Assets (“Prepaid Expenses”), and, to the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after the acquisition of the Underlying Assets;

•	costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•	technical support costs related to member management, electronic updates, and member experience;

•	any indemnification payments; and

•	any and all insurance premiums or expenses in connection with the Underlying Assets, including mortality, loss of use, liability and/or medical insurance of the Underlying Assets to insure against the death, injury or third party liability of horse ownership (as described in “Description of the Business – Business of the Company”). The decision to purchase insurance on a horse is made on a horse-by-horse basis. THERE IS NO GUARANTEE THAT THE UNDERLYING ASSETS IN A SERIES YOU INVEST IN WILL BE INSURED.

For certain Offerings, the Manager shall be reimbursed for Operating Expenses related to each Series incurred prior to Closing. In such instances, only Operating Expenses incurred post-Closing shall be the responsibility of a Series. See “Use of Proceeds” for each such Series for reference to inclusion of Prepaid Expenses in Operating Expenses for a Series-by-Series determination.

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We anticipate that for a majority of the Offerings, we will allocate a sizable portion of such Offering to a cash reserve to be spent on Upkeep Fees which cover operating expenses related specifically to the training, upkeep and maintenance of the applicable Underlying Assets. However, if the Operating Expenses exceed the amount of revenues generated from the applicable Underlying Assets, the Manager may (a) pay such Operating Expenses and seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amount. In such cases, until a Series generates revenues from its interest in the applicable Underlying Assets, we expect a Series to, initially, deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations or the Manager pays such Operating Expenses incurred and will seek reimbursement if Operating Expenses exceed revenues and Upkeep Fees. See discussion of “Description of the Business – Operating Expenses” for additional information.

From time to time, certain Offerings will not have an allocated upfront cash reserve for Upkeep Fees as part of such Offering proceeds. Instead, the Manager or an affiliate will, in connection with such Offering, incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Assets or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series.

In addition, the Manager, in these types of Offerings, retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

Regardless of the type of Offering, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Further issuance of Interests: A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its interest in the Underlying Assets and cash reserves of that particular Series. This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation to pay such excess Operating Expenses, or the Manager does not pay such amounts without seeking reimbursement.

Distributable Cash: “Distributable Cash” shall mean the net income (as determined under U.S. generally accepted accounting principles (“GAAP”)) generated by a Series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) for such Series and less any liabilities related to its interest in the applicable Underlying Assets. The Manager may maintain Distributable Cash funds in a deposit account or an investment account for the benefit of each Series.

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A Series will typically generate Distributable Cash from revenue-generating events of such Series. The frequency with which such events occurs, or the timing of when such revenue is actually distributed to Members, is dependent on the schedule of the Underlying Assets, cash reserves in such Series, ongoing contractual obligations of a Series, potential sales of the Underlying Assets, the terms of such Series’ Agreement and other revenue-generating events which do not occur on a fixed or set time period (e.g. quarterly or monthly) but which will recur on an ongoing basis so long as revenue is generated.

Management Fee: As compensation for the services provided by the Manager under the Series Limited Liability Company Agreement, the Manager will be paid an initial one-time 10% Due Diligence Fee from each Series and a subsequent fee of 5% of Gross Proceeds generated by each Series. “Gross Proceeds” is defined as the sum of all money generated by a Series, prior to any deductions that have been made or will be used for expenses.

The Management Fee does not accumulate if no Gross Proceeds are generated. The Management Fee is due only upon each revenue-generating event of such Series. The frequency with which such event occurs is dependent on the schedule of the Underlying Assets, cash reserves in such Series, potential sales of the Underlying Assets, the terms of such Series’ Agreement and other revenue-generating events which do not occur on a fixed or set time period (e.g. quarterly or monthly) but which will recur on an ongoing basis so long as revenue is generated.

Distribution Rights: The Manager has sole discretion in determining what distributions of Distributable Cash, if any, are made to Interest Holders of a Series. Any Distributable Cash generated by a Series from the utilization of the Underlying Assets shall be applied by that Series in the following order of priority (after payment of liabilities, including contractual obligations, if any):

•	5% of the Gross Proceeds for that Series to the Manager as a Management Fee;

•	thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series; and

•	thereafter, 100% (net of corporate income taxes applicable to a Series, if any) by way of distribution to the Interest Holders of that Series on a pro rata percentage basis.

As described above in “Operating Expenses” Operating Expenses Reimbursement Obligations are payable prior to a distribution of Distributable Cash to Interest Holders of a Series.

Timing of Distributions: The Manager may make periodic distributions of Distributable Cash remaining to Interest Holders of a Series subject to it having the right, in its sole discretion, to withhold distributions in order to meet anticipated costs and liabilities of a Series. The Manager may change the timing of potential distributions to a Series in its sole discretion.

FOR THE AVOIDANCE OF DOUBT, REVENUE GENERATION BY A SERIES’ HORSES WILL NOT RESULT IN AN IMMEDIATE DISTRIBUTION OF CASH TO INTEREST HOLDERS.

No Trading Market: There is currently no public trading market for our Interests, and we do not intend or expect that any such market will ever develop. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public market does develop, the market price could decline below the amount you paid for your Interests.

It is unknown how long each Series will exist. A sale of Underlying Assets may occur at a lower value than when the Underlying Assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Assets, including the repayment of the Operating Expenses Reimbursement Obligations described above.

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Manager Duties: The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to fraud, willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification: To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

Transfers: The Manager may refuse a transfer by an Interest Holder of its Interest(s) if such transfer would result in (a) the assets of a Series being deemed “plan assets” for purposes of ERISA, (b) result in a change of U.S. federal income tax treatment of the Company and/or a Series, or (c) the Company, a Series or the Manager being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws.

Where to Buy; Transfer Agent: In the future, Series Interests are expected to become available for purchase through the Company’s website at crownribbon.com. The website is still under development and is not currently operational. Until such time, these Series Interests are expected to be issued via book entry or electronic form. The Company presently intends to serve as its own transfer agent and registrar of the Series Interests.

Governing law: The Company and the Operating Agreement will be governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions. Notwithstanding the foregoing, mandatory arbitration provisions set forth therein do not apply to claims made under the federal securities laws.

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RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Crown Ribbon™ website, via third party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective Investors should consider before investing in the Interests. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in our Interests is a speculative investment and, therefore, no assurance can be given that you will realize your investment objectives.

No assurance can be given that Investors will realize a return on their investments in us or that they will not lose their entire investment in our Interests. For this reason, each prospective subscriber for our Interests should carefully read this Offering Circular. All such persons or entities should consult with their legal and financial advisors prior to making an investment in the Interests.

An investment in an Offering constitutes only an investment in that Series and not in the Company, any other Series or the Underlying Assets.

A purchase of Interests in a Series does not constitute an investment in the Company, any other Series of the Company, or the Underlying Assets directly. This results in limited voting rights of the Investor, which are solely related to such Series. Investors will have voting rights only with respect to certain matters, primarily relating to the removal of the Manager for “cause.” The Manager thus retains significant control over the management of the Company and the Underlying Assets. Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in the Series will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in the applicable Underlying Assets because, among other things, a Series may be required to pay corporate taxes before distributions are made to the holders, and the Manager will receive a fee in respect of its management of the applicable Underlying Assets.

There is no public trading market for our securities.

There is currently no public trading market for any of our Interests, and we do not intend or expect that any such market will ever develop. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public market does develop, the market price could decline below the amount you paid for your Interests.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to facilitate sales of our Interests. There may be significant state blue sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

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Lack of operating history.

The Company and each Series were recently formed and have limited operating history upon which prospective Investors may evaluate their performance. No guarantee can be given that the Company and any Series will achieve their investment objectives, the value of any Underlying Assets will increase, or that any Underlying Assets will be successfully monetized.

Limited Investor appetite.

Due to the start-up nature of the Company, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series. In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional interests in underlying assets through the issuance of further Series and monetizing them together with interests in such Underlying Assets to generate distributions for Investors. In addition, if the Company is unable to raise funding for additional Series, this may impact any Investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of additional underlying assets and other monetization opportunities.

There are few, if any, businesses that have pursued a strategy or investment objective similar to the Company’s.

Few, if any, other companies crowd fund horse business interests or run a platform for crowd funding of interests in horse businesses. The Company and the Interests may not gain market acceptance from potential Investors, potential Asset Sellers or service providers within the horse ownership/syndicate industry, including insurance companies, syndicate managers, training facilities or maintenance partners. This could result in an inability of the Manager to operate the Underlying Assets’ profitably. This could impact the issuance of further series of interests and additional underlying assets being acquired by the Company. This would further inhibit market acceptance of the Company and if the Company does not acquire any additional underlying assets, Investors would not receive any benefits which arise from economies of scale (such as reduction in offering costs as a large number of interests in underlying assets may be listed on subsequent offering circulars, group discounts on mortality insurance and/or other insurance policies, and the ability to monetize its interest in underlying assets.)

Offering amount exceeds value of Underlying Assets.

The size of each Offering will exceed the purchase price of such Series’ interest in the applicable Underlying Assets at the date of such Offering (as the proceeds of each Offering in excess of the purchase price of the applicable Underlying Assets will be used to pay fees, costs and expenses incurred in making each Offering, acquiring the interest in the applicable Underlying Assets, Due Diligence Fees and Operating Expenses). If the applicable Underlying Assets had to be sold and there has not been substantial appreciation of the applicable Underlying Assets prior to such sale, there may not be sufficient proceeds from the sale of the applicable Underlying Assets to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Assets at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation or Kickers or other contractual obligations) or any additional profits in excess of this amount.

Excess Operating Expenses

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series. The Company maintains a reserve for estimated Operating Expenses for the Underlying Assets, which excludes Upkeep Fees.

The Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount from Distributable Cash (as defined below) from ongoing revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”).

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However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the interest in the Underlying Assets of such Series, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

If additional Interests are issued in a particular Series, this would dilute the current value of the Interests held by existing Investors and the amount of any future distributions payable to such existing Investors.

In any event, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Reliance on the Manager and its personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager to source, acquire and manage the Underlying Assets. As Crown Ribbon Inc. has only been in existence since September 2022 and is an early-stage company, it has no significant operating history within the horse industry, which evidences its ability to find, acquire, manage and utilize the Underlying Assets.

The success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and its team, its expert network and other professionals (which include third party experts) to find, acquire, manage and utilize the Underlying Assets. There can be no assurance that these individuals will continue to be associated with the Manager. The loss of the services of one or more of these individuals could have a material adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being critical mass from the market for the Interests and that the Company is able to acquire a number of underlying assets in multiple series of interests so that the Investors can benefit from economies of scale which arise from holding more Underlying Assets (e.g., a reduction in offering costs if a large number of Underlying Assets are listed on subsequent offering circulars at the same time). In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and its objectives of acquiring additional Underlying Assets through the issuance of further series of interests and monetizing them together with the Underlying Assets to generate distributions for Investors.

Liability of investors between series of interests.

The Company is structured as a Delaware series limited liability company that issues a separate series of interests for each syndicate of Underlying Assets. Each Series will merely be a separate series and not a separate legal entity. Under the Delaware Limited Liability Company Act, as amended (the “LLC Act”), if certain conditions (as set forth in Section 18-215 of the LLC Act) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all investors and not just those who hold the same series of interests as them. Furthermore, while we intend to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215 of the LLC Act and thus potentially expose the assets of such Series to the liabilities of another Series. The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215 in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the Company generally where the assets of such other series of interests or of the Company generally are insufficient to meet our liabilities.

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If any fees, costs and expenses of the Company are not allocable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series and Interests yet to be issued). Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its sole discretion, there may be situations where it is difficult to allocate fees, costs and expenses to a specific series of interests and therefore, there is a risk that a series of interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of interests received a disproportionately high benefit.

Potential breach of the security measures of the Crown Ribbon™ website.

Once operational, the highly automated nature of the Crown Ribbon™ website through which potential investors may acquire interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. Upon completion, the Crown Ribbon™ website is expected to process certain confidential information about investors, the Asset Sellers and the underlying assets. While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the Crown Ribbon™ website, the Company, the Manager or the Company’s service providers could be breached. Any accidental or willful security breaches or other unauthorized access to the Crown Ribbon™ website could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s and the Company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Crown Ribbon™ website software are exposed and exploited, the relationships between the Company, investors, users and the Asset Sellers could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the underlying assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the interests. The website is still under development and is not currently operational. No assurance can be given that the website will become operational and function as intended.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, the Asset Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Crown Ribbon™ website. Any security breach, whether actual or perceived, would harm the reputation of the Company and the Crown Ribbon™ website and the Company could lose investors and the Asset Sellers. This would impair the ability of the Company to achieve its objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with the Underlying Assets. The website is still under development and is not currently operational. No assurance can be given that the website will become operational and function as intended.

The novel coronavirus could have a material adverse impact on our business, results of operations, financial condition, cash flows or liquidity.

The outbreak of a novel coronavirus (which causes the disease now known as COVID-19), was first identified in December 2019 in Wuhan, China, and has since spread globally. Government efforts to contain the spread of the coronavirus through lockdowns of cities, business closures, restrictions on travel and emergency quarantines, among others, and responses by businesses and individuals to reduce the risk of exposure to infection, including reduced travel, cancellation of meetings and events, and implementation of work-at-home policies, among others, have caused significant disruptions to the global economy and normal business operations across a growing list of sectors and countries. The foregoing are likely to adversely affect business confidence and consumer sentiments, and have been, and may continue to be, accompanied by significant volatility in financial and commodity markets. The spread of the coronavirus, particularly if it develops into a worldwide health crisis, also may have broader macro-economic implications, including reduced levels of economic growth and possibly a global recession, the effects of which could be felt well beyond the time the spread of infection is contained.

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In terms of the impact on sporting events, many countries have begun to impose emergency measures that ban large public gatherings. A wide range of sports events around the world have been postponed or cancelled due to concerns over coronavirus contagion, including at the urging of clubs unwilling to play in stadiums without fans. As it relates to the horse racing industry, live racing has been able to operate in certain jurisdictions without fans, and in other jurisdictions has been restricted from holding races even without fans. Live racing is the only method of generating revenue for an active racehorse and, without racing, no revenue will be derived for a horse, despite the expenses to care for the horse continuing. Virtually all racing jurisdictions have continued to allow training, but this could change without notice impacting a horse’s ability to maintain their level of fitness and conditioning resulting in a compromised ability to return to the races upon restrictions being lifted relative to live racing.

The coronavirus and the responses thereto could have a range of other effects on us. For example, the implementation of business continuity plans in a fast moving public health emergency could have an adverse effect on our internal controls (potentially giving rise to significant deficiencies or material weaknesses) and also increase our vulnerability to information technology and other systems disruptions.

We currently are unable to predict the duration and severity of the spread of the coronavirus, and responses thereto, on our business and operations, and on our results of operations, financial condition, cash flow and liquidity, as these depend on rapidly evolving developments, which are highly uncertain and will be a function of factors beyond our control, such as the speed of contagion, the implementation of effective preventative and containment measures, the development of effective medical solutions, the timing and scope of governmental restrictions on public gatherings, mobility and other activities, financial and other market reactions to the foregoing, and reactions and responses of the populace both in affected regions and regions yet to be affected. While we expect we will suffer adverse effects, the more severe the outbreak and the longer it lasts, the more likely it is that the effects on us and our business will be materially adverse.

Risks relating to the Offerings

We are offering our Interests pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to investors.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to develop a diversified portfolio and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to penalties.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

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Impact of non-compliance with regulations.

The Interests will be sold through the Broker, which will act as the broker/dealer of record and is a registered broker/dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and Member FINRA/SIPC. Interests will be registered in each state where the Offering and sale of such Interests will occur prior to the launch of such Offering. In addition, if the Manager is required to register as a ‘broker-dealer’, there is a risk that any Series of Interests offered and sold while the Manager was not registered may be subject to a right of rescission, which may result in the early termination of the Series of Interests.

Furthermore, the Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not registered and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and thus the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company and the Manager have taken the position that the underlying assets are not “investment securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act. Further, the Company, any Series, the Manager, and/or any of their respective affiliates intend that no Series will hold underlying assets in which the Manager has limited or no management control, so that it is not considered to be an investment company within the meaning of the Investment Company Act. These positions, however, are based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager may be forced to liquidate and wind up each Series or rescind the Offerings for any of the Series or the offering for any other series of interests.

Possible Changes in Federal Tax Laws.

The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting the Company, a series, or an investment in any series of interest of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks relating to the Horse Racing industry

There can be no assurances that the value of the horses owned by the Series will not decrease in the future which may have an adverse impact on the Company’s or an Individual Series’ activities and financial position.

The horse business is a high-risk venture. There is no assurance that any horses and therefore any interest in such horses acquired by the Series will be successful. Horses are subject to aging, illness, injury and disease which may result in permanent or temporary retirement, natural death, or euthanasia of the animal. There can be no assurances that the value of the interest in such Underlying Assets which may be acquired and owned by a Series, will not decrease in the future or that a Series will not subsequently incur losses on the careers or sale or other disposition of any or all of the horses which such Series may acquire. No combination of management ability, experience, knowledge, care or scientific approach can avoid the inherent possibilities of loss.

While the Company believes that there is a market for horse breeding, training and competing, such a market is highly volatile. The horse industry is dependent upon the present and future values of horses and of the Company’s and Series’ horses in particular. The Company can provide no assurance that it will be successful in its proposed activity. The expenses incurred may result in operating losses for the Company and there is no assurance that the Company will generate profits or that any revenues generated will be sufficient to offset expenses incurred or would result in a profit to the Company. As a result, it is possible that Investors will lose all or a substantial part of their investment in the Company. Additionally, there is no assurance that there will be any cash available for distribution.

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The valuation of horses is a highly speculative matter and the market for horses is extremely volatile. If the valuation of an individual Series’ horses decreases the individual Series will still be responsible for the expenses of maintaining the horses which could negatively impact the revenues from the horses.

The valuation of horses is a highly speculative matter and prices fluctuate widely, particularly in recent years. The success of the Company, and each an individual Series, is dependent upon the present and future values of horses generally, and of the Company’s horses in particular, the horse competition industry in general, as well as the competition success of the Underlying Assets. Although the future value of horses generally cannot be predicted, it will be affected by general economic conditions such as inflation, employment, recessions, tariffs, unstable or adverse credit market conditions, other business conditions, the amount of money available for investment purposes, and the continued interest of investors and enthusiasts in the horse industry. In the past, there has been growing foreign investment in certain types of horses, and the continued ability of foreign investors to acquire horses is subject to change due to economic, political or regulatory conditions. The value of horses is also subject to federal income tax treatment of racing and related activities, the continuation or expansion of legalized gambling and the size of racing purses, all which cannot be predicted. The expense of maintaining, boarding, training and competing horses can be expected to increase during the term of a Series or the Company, regardless of what happens to the future market price of horses or the performance of the Company horses. Further, there is always a risk of liability for damages caused by the Underlying Assets to other persons or property.

The cost of competing is unpredictable and speculative and may negatively impact the Company’s and each individual Series’ ability to generate revenue.

Increases in operation costs, labor rates and other variable costs, such as costs of feed and grain and costs of transporting animals (all of which are subject to inflationary pressure and should be expected to increase), may rise to an extent which cannot be matched by increases in revenue. The horse industry, like other industries, is subject to labor disputes, labor shortages, and government intervention, changes in laws, licensing or regulatory restrictions that may adversely impact the availability of grooms, trainers, riders and other horse industry workers. Adverse weather and economic conditions may result in unforeseen circumstances including, without limitation, restrictions on attendance at a particular event or arena, ability to transport the horses, and increases in costs or decreases in revenues. Changes in government regulations, whether or not relating to the horse industry, may result in additional expenses or reduced revenue from operations.

If a horse is unsuccessful in competition, becomes sick or injured, the Underlying Assets’ value will be adversely affected which may have a negative impact of the Company’s and such individual Series’ valuation and its revenue.

Horse competition is extremely speculative and expensive. In the event that a horse in which a Series has an interest was to be transported to various arenas and training centers throughout the United States, and thus exposed to other horses in training, the risk of illness, injury or death increases significantly. A horse in which a Series has an interest must earn enough through competition, breeding, or sale to cover expenses of boarding and training. If a horse in which a Series has an interest is unsuccessful in competition or breeding their value will be adversely affected. Furthermore, revenues from competitions are dependent upon the prize money offered. The prize money offered depends in general on the extent of public interest in horse competition, and in particular on the relative quality of the specific horses competing in any specific event. Although public interest has been strong in recent years, there is no assurance that public interest will remain constant, much less increase. In addition, there is no assurance that the horses in which a Series has an interest will be of such quality that they may compete in any competitions which offer prize money sufficient to cover such Series’ expenses.

Horse competition could be subjected to restrictive regulation or banned entirely which could adversely affect the conduct of the Company’s business.

The competitive future of and/or market for the horses in which the Company and/or a Series’ has an interest depends upon continuing governmental acceptance of horse competition as a form of legal sport. Although horse competition has a long history of acceptance in the United States as a source of revenue, at any time, horse competition could be subjected to restrictive regulation or banned entirely. The value of the interest in Underlying Assets would be substantially diminished by any such regulation or ban. Horse competition is regulated in various states and foreign countries by regulatory bodies which oversee the conduct of competition as well as the licensing of owners, trainers and others. Further, other forms of gambling are being approved throughout the United States and therefore no assurance can be provided that the legalization of other forms of gambling and competition from non-gambling sports and other activities will not adversely affect attendance and participation, and therefore the profitability of horse racing and sales. Lastly, our ownership structure is novel and may require us to seek regulatory approval to race in certain jurisdictions.

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The Company may not purchase insurance on its horses which could require Company resources to be spent to cover any losses from the death or injury of a horse.

The decision to purchase insurance on a horse is made on a horse-by-horse basis. There is no guarantee that horses you invest in will be insured. Mortality insurance provides coverage in many instances where a horse dies or must be humanely euthanized. Loss of use insurance covers yearlings and horses of racing age that have not yet been put into training. Loss of use insurance is intended to cover up to 60% of the horse’s fair market value or 60% of the insured value (whichever is less) if the horse is permanently incapable of competing due to an injury, illness or disease. Medical insurance covers possible risks of injury during racing or training. Liability insurance covers the risk that the horse in which the Company or a Series has an interest causes death, injury or damage to persons or property. Without insurance, an individual Series is responsible for any costs or depreciation in value related to the injury, illness, disability or death of the horse. The payment of such liabilities may have a material adverse effect on our financial position. See Series descriptions as to whether insurance has or has not been purchased related to your Interests. All insurance coverages described above are subject to the individual terms, conditions and exclusions of the relevant insurance policies in place at the time.

A decrease in average attendance per competition coupled with increasing costs could jeopardize the continued existence of certain events which could negatively impact the Company’s operations.

A decrease in average attendance competition coupled with increasing costs could jeopardize the continued existence of certain events which could impact the availability of arenas available for horses in which the Company or a Series has an interest to race at and then negatively impact its operations.

Industry practices and structures have developed which may not be attributable solely to profit-maximizing, economic decision-making which may have an adverse impact on our Company’s business.

Because horse competition is a sport as well as a business, industry practices and structures have developed which may not be attributable solely to profit-maximizing, economic decision-making. For instance, a particular bloodline could command substantial prices owing principally to the interest of a small group of individuals having particular goals unrelated to economics. A decline in this interest could be expected to adversely affect the value of the bloodline.

Market shortages may impact the ability of the Series to generate revenue.

The Company, through its individual Series, will primarily engage in the horse industry in the United States. The future success of these activities will depend upon the ability of the Manager to purchase interests in high-quality horses through an individual Series. The future success of these activities also depends upon whether the horses are being handled by highly skilled trainers and ridden by highly skilled riders. Because horse sports are intensely competitive and the Company will be competing with a number of persons who have substantially greater experience and financial resources than Company to purchase interests in the best horses, there can be no assurance that the Company will be successful in the endeavors of pursuing certain horses for any Series.

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The Company, via an individual Series, has no intention of paying dividend payments on a regular schedule as revenues are irregular, seasonal, and unpredictable.

The revenues, if any, of an individual Series may be highly irregular and seasonal. While the Manager will endeavor to sell horses or interests in horses for cash at the time of sale, there can be no assurance that other payment terms will not be required by the relevant market conditions. The consequent variance in the amount or the timing of the Company's dividends, if any, could pose particular risks for Investors who seek to transfer their Interests during the term of the Company.

Competitive interests and other factors can have unforeseen consequences.

The horse industry is highly competitive and speculative. Horse competition in the United States and in foreign countries draws competitors and participants from locations throughout the United States and overseas, who have been in the horse business for many years and have substantially greater financial resources than the Company. The Company will be competing in its events and selling activities with such persons. Similarly, horse markets are international, and auctions are frequently internationally advertised. This can be favorable in that it increases the value of Underlying Assets but, by the same token, the Company has little influence and may not be able to compete with such competitors in the acquisition of interests in horses. The Company will be competing in the purchase and sale of horses with most of the major horse breeders and dealers in the United States and foreign countries. Thus, prices at which the Company buys or sells its interests in the Underlying Assets may vary dramatically. Market factors, which are beyond the Company’s control, will greatly affect the profitability of the Company. Such factors include, but are not limited to, auction prices, private sales, foreign investors, federal income tax treatment of the horse industry and the size of prize money. Further, the Company and the concept of crowdfunding in the horse industry is a new venture and thus the risk of unforeseen issues and problems is high.

There is a lack of financial forecasts for the Company and for individual Series.

While the Company believes that there is a market for horse breeding, training and competing, such a market is highly volatile. The horse industry is dependent upon the present and future values of horses and of the horses in which the Company or a Series invested in particular. There can be no assurance that the Company will be successful in its proposed activity. The expenses incurred may result in operating losses for the Company and there is no assurance that the Company will generate profits or that any revenues generated will be sufficient to offset expenses incurred or would result in a profit to the Company. As a result, it is possible that the Investors will lose all or a substantial part of their investment in the Company.

Additionally, there is no assurance that there will be any cash available for dividends. In addition, dividends, if any, may be less than their distributive share of taxable income and the Investors’ tax liability could require out-of-pocket expenditures by the Investors.

Lack of Diversification.

It is not anticipated that each Series would own any assets other than its interest in such Underlying Assets, plus potential cash reserves for maintenance, training, insurance and other Upkeep Fees pertaining to its interest in such Underlying Assets and amounts earned by such Series from the monetization of its interest in such Underlying Assets. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to such Series.

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Risks Related to Ownership of our Interests

You will have only limited voting rights regarding our management and it will be difficult to remove our Manager, therefore, you will not have the ability to actively influence the day-to-day management of our business and affairs.

Our Manager has sole power and authority over the management of our Company and the individual Series. Furthermore, our Manager may only be removed for “Good Cause” meaning fraud, deceit, gross negligence, willful misconduct or a wrongful taking, bad faith, death, disability or disappearance, etc.

To remove the Manager for “Good Cause”, Members holding in excess of 75% of the percentage interests, must approve. Therefore, you will not have an active role in our Company’s management and it would likely be difficult to cause a change in our management. As a result, you will not have the ability to alter our management’s path if you feel they have erred.

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement in certain circumstances without the consent of the Investors, and the Investors only have limited voting rights in respect of a Series. Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each Series in very limited circumstances. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an underlying asset.

The offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests was derived as a result of our negotiations with Horse Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offerings and the acquisition of interests in Underlying Assets. These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest prior to admission of the subscriber as an Investor in the Series, if it occurs, in respect of such subscriptions.

The funds paid by purchasers for the Interests will go into the Company’s general operating account and be allocated to the specific Series which is subject of the investment. Investors will not have the use of such funds or receive interest thereon pending the completion of said Offering. No subscriptions will be accepted and Interests sold unless valid subscriptions for such Offering are received and accepted prior to the termination of the Offering Period. If we terminate an Offering prior to accepting a subscriber’s subscription, funds will be returned, without interest or deduction, to the proposed Investor.

The Company’s Operating Agreement contains mandatory arbitration provisions that restrict your ability to bring claims against the company, except in instances of claims related to Federal and State securities laws.

Investors will be obligated to submit any claims against the Company to arbitration, except in instances of claims related to Federal and State securities laws. Investors will be limited in the location, venue and circumstances under which a claim for damages can be brought against the Company or its officer, directors, managers or related parties. This limitation reduces the ability of Investors to dispute or fight against decisions made by the Company or its managers which may be viewed as having a negative impact on the value of your underlying investment.

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POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Manager, the Manager’s majority stockholder and the Underlying Assets. The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Manager’s Fees and Compensation

None of the compensation set forth under "Compensation to Manager and Its Affiliates" was determined by arms' length negotiations. It is anticipated that the commissions and profits received by the Manager may be higher or lower depending upon market conditions.

This conflict of interest will exist in connection with Company management and Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement.

The Manager has the right to retain the services of other firms, in addition to or in lieu of the Manager, to perform various services, asset management and other activities in connection with the business that is described in this Offering Circular.

In the event of related party transactions, no guarantee can be made that the terms of such arrangements are at arm’s length.

Upkeep Fee Liabilities; Operating Expenses Reimbursement Obligations; Manager Loans

The Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount from Distributable Cash from ongoing revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

An Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Other Series or Businesses

The Manager may engage for its own account, or for the account of others, in other business ventures, similar to that of the Company or otherwise, and neither the Company nor any Investor shall be entitled to any interest therein.

The Company will not have independent management and it will rely on the Manager for the operation of the Company. The Manager will devote only so much time to the business of the Company as is reasonably required. The Manager will have conflicts of interest in allocating management time, services and functions between its existing business interests other than the Company and any future entities which it may organize as well as other business ventures in which it may be involved. The Manager believes it has sufficient staff available to be fully capable of discharging its responsibilities to all such entities.

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The Manager, acting in the same capacities for other investors, companies, partnerships or entities, may result in competition with individual Series, including other Series. There are no restrictions on the Manager, or any of its affiliates, against operating other businesses in such competition with the Company. If the Manager or any of its affiliates did operate such a business that competed for clients with the Company, it could substantially impair the Company's financial results.

Manager Affiliation with Majority Owners

The Manager may independently determine to invest in syndicates that own majority interests in certain assets owned by individual Series. The Manager may derive compensation from its membership in these syndicates in addition to any compensation earned as a Manager of an individual Series.

Lack of Independent Legal Representation

The Members have not been separately represented by independent legal counsel in connection with the Company’s organization or in their dealings with the Manager. The Investors must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of the management of the business and the operating agreement have all been prepared by the Company. Therefore, the terms of these agreements have not been negotiated in an arms' length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. PROSPECTIVE INVESTORS MUST RELY ON THEIR OWN LEGAL COUNSEL FOR LEGAL ADVICE IN CONNECTION WITH THIS INVESTMENT.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

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DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns. From time to time, additional Series Interests may be issued in order to raise capital to cover the applicable Series’ ongoing operating expenses. Such additional issuances may cause Investors to incur material dilution related to their Series Interests. See “Description of the Business – Operating Expenses” for further details.

USE OF PROCEEDS – CROWN RIBBON LLC SERIES 721 RANCH

We estimate that the estimated proceeds of the Crown Ribbon LLC Series 721 Ranch (“Series 721 Ranch” or “721 Ranch”) Offering ($281 per Series Interest) will be used as follows:

Per Series Interest	50,000 Interests

Underlying Asset Acquisition: $220.09	Underlying Asset Acquisition: $11,004,500.00
Prepaid Expense: $30.00	Prepaid Expense: $1,500,000.00
Due Diligence: $28.10	Due Diligence: $1,405,000.00
Broker/Dealer: $2.81	Broker/Dealer: $140,500.00

DESCRIPTION OF CROWN RIBBON LLC SERIES 721 RANCH

Summary Overview

•	Crown Ribbon LLC Series 721 Ranch intends to acquire a currently operational horse breeding and racing business
•	This horse breeding and racing business focuses on premier quarter horses in both track and barrel racing
•	As of May 10, 2023 the Underlying Assets of the business were appraised at $11,003,500.00
•	As with any currently operational horse business, the exact horses owned will fluctuate from time to time depending on sales, acquisitions, the market, cash flow, and other factors
•	The bulk of revenue is expected to come from breeding and selling horses, revenue from race winnings is expected to be a minor source of revenue

Asset Description*

The investment opportunity the Company intends to present to investors is a fractional ownership (the Series Interests) of Series 721 Ranch, which intends to engage in the business of horse ownership, horse breeding and horse racing. Series 721 Ranch intends to acquire a currently operational horse breeding and racing business from CTH Quarter Horses LLC. The Series Interests do not represent direct ownership of the horses themselves, but rather an interest in Series 721 Ranch. As with any currently operational horse breeding and racing business the assets owned by Series 721 Ranch will fluctuate from time to time depending on sales, acquisitions, the market, cash flow, and other factors.

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The Company has identified a currently operational horse breeding and racing business owned by CTH Quarter Horses LLC. Series 721 Ranch intends to purchase this business, including all assets, in exchange for cash and/or shares. After this purchase the horses will be owned and managed exclusively by Series 721 Ranch. The assets owned by CTH Quarter Horses LLC currently include around 100 premier quarter horses in both track and barrel racing. As with any currently operational horse breeding and racing business the actual horses owned by CTH Quarter Horses LLC will fluctuate from time to time depending on sales, acquisitions, the market, cash flow, and other factors. While the specific horses to be acquired are not known as this time, please reference 721ranch.com/horses for an approximation of which horses will be acquired from CTH Quarter Horses LLC. Upon completion of the sales contract, an updated list of horses as well as a current valuation will be provided to Potential Investors.

Business Plan

Series 721 Ranch intends to maintain a collection of between 80 and 120 premier quarter horses in both track and barrel racing. Each year the ranch expects to raise between 20 and 30 foals by breeding its exclusive band of broodmares to its own stallions and a few other industry leading stallions. Genetic material from the best stallions can also be sold to other operations to provide additional revenue.

When the prospects reach two years of age they receive initial training, and decisions are made as to which two-year-olds will be sold in the fall as prospects, and which will go into advanced training for competition. Generally, the higher quality horses will be kept and raced, increasing their value for breeding or sale as finished horses. Some of these finished horses will be sold the next year, and a few will be held to run in Series 721 Ranch’s competing racing group. This provides cash flow with the ability to sell the most valuable horses at their most valuable point in life.

This cycle continues every year with most of the revenue coming from the sale of genetic material, sale of prospect horses, sale of finished horses, and racing purses. The majority of expenses will come from board, training, breeding, and insurance. The primary goal is to bring in more revenue than expenses every year, while also increasing the overall quality and value of the group. The secondary goal is to raise one or more extraordinary horses during this process, which has the potential to increase the value of the operation a great deal.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The Company was formed in the State of Delaware as a series limited liability company on or about December 7, 2022. We intend to acquire a collection of horses (each, an “Underlying Asset”), and intend to develop the financial, offering and other materials to begin fundraising. The Company, through individual series of ownership in a group of horses (all of the series of the Company offered in such horses may collectively be referred to herein as the “Series”, and each, individually, as a “Series”; The interests of all Series in such horses may collectively be referred to herein as the “Interests”, and each, individually, as an “Interest”), intends to purchase interests in horses. By doing so, the Company’s goal is to fractionalize the ownership of such horse syndicates, and allow fans to experience the thrill, perks and benefits of competition horse ownership at a fraction of the historical cost. This includes everything from the behind the scenes engagements with the horses, the riders and trainers as well as exclusive event experiences, and a portion of financial gains that the ownership in such horses creates such as if it earns breeding revenue, if it wins prize money, if marketing or sponsorship ads are sold, or if it is sold.

The investment opportunity the Company intends to present to investors is a fractional ownership (the Series Interests) of Series 721 Ranch, which intends to engage in the business of horse ownership, horse breeding and horse racing. Series 721 Ranch intends to acquire a currently operational horse breeding and racing business from CTH Quarter Horses LLC. The Series Interests do not represent direct ownership of the horses themselves, but rather an interest in Series 721 Ranch. As with any currently operational horse breeding and racing business the assets owned by Series 721 Ranch will fluctuate from time to time depending on sales, acquisitions, the market, cash flow, and other factors.

We are managed by Crown Ribbon Inc. (the “Manager”), a Delaware corporation incorporated in 2022. The Manager plans to launch and operate an online crowd-funding platform called Crown Ribbon™ (the Crown Ribbon™ platform and any successor platform used by the Company for the offer and sale of series interests, the “Crown Ribbon™ website”), which is licensed to the Company pursuant to the terms of that certain Series Limited Liability Company Agreement (the “Series Limited Liability Company Agreement”), through which investors may indirectly invest, through series of the Company’s interests, in fractional horse business ownership interests that have been historically difficult to access for many market participants. Once the Crown Ribbon™ website is operational, investors will be able to browse and screen horse syndicates, make potential investments in such horse syndicates, and sign legal documents electronically. It is the intent of the Company and its Manager to maintain control and input into the initial due diligence and subsequent training, maintenance and upkeep of the horses. The website is still under development and is not currently operational. No assurance can be given that the website will become operational and function as intended.

We intend to launch subsequent offerings for other series. The information contained in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is in relation to the Company as a whole, which shall be made up of a number of separate series and Underlying Assets. The purchase of membership interests in a Series of the Company is an investment only in such Series and not an investment in the Company as a whole or any other Series.

There is limited historical financial information about us upon which to base an evaluation of our performance. We are an emerging growth business with limited operating history, and we are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business, and our planned principal operations have only recently commenced. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

We have no prior Operating Results. Revenues are anticipated to be generated at the Series level.

Since its formation in 2022, the Company’s efforts have been focused on the development of the offering and preparing for fundraising.

The Company anticipates horses acquired by a Series will begin competing and breeding and, thus, potentially generating revenue which should allow such Series to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should such Underlying Assets need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover its Operating Expenses.

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The Company (if viewed as if it were a separate and distinct entity apart from its Series) will not have much, if any, need for cash reserves and, instead, each Series will have liquidity needs that are built into Operating Expense reserves and covered by future revenue-generating activities. Specifically, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Assets without the need to raise additional capital for such Series. The Company intends to rely on revenue generated from such Underlying Assets to provide ongoing working capital needed to fund the Operating Expenses of each such Series thereafter. Further, in the event that a Series is not fully subscribed, or needs additional funding beyond the Operating Expense reserves, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the Series on the same terms and conditions as the investors, (ii) the Series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

During the next 12 months, the Company intends to fund its operations, including those of its Series with funding from a Regulation A offering campaign, loans from its manager and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. The financial statements and related notes thereto included in this Annual Report do not include any adjustments that might result from these uncertainties.

The Company plans to launch additional offerings in the next twelve months, as of the date of this filing, including offerings for increasingly higher value underlying assets. The proceeds from any offerings closed during the next twelve months will be used to acquire additional horses . We believe that launching a larger number of offerings in the future will help us from a number of perspectives:

•	Once the Crown Ribbon™ website is operational, the Company intends to grow the user base by attracting more Investors into our ecosystem.

•	Enable the Company to reduce operating expenses for each series, as we negotiate better contracts for training, upkeep, insurance and other operating expenses with a larger collection of underlying assets.

•	Attract a larger community of Horse Sellers with high quality underlying assets to our ecosystem who may view us as a more efficient method of transacting than the traditional syndication processes.

Outside of the trends mentioned above, we believe that the Company is also dependent on the general economic environment and investing climate, the horse industry at large (including ongoing concerns of horse safety), in particular in the United States. In addition, since we are reliant on our Manager to support the Company and the Series, we are dependent on the general fundraising environment and our Manager’s continued ability to raise capital.

Plan of Operations

As stated, the Company intends to engage in the business of acquiring interests in a group of horses. As the Company acquires the interests in the horses in the future, the Company will recognize its share of the horse earnings less any expenses paid for or incurred on behalf of a specific horse operation.

Off-Balance Sheet Arrangements

As of the date of this offering circular we did not have any off-balance sheet arrangements.

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PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by Crown Ribbon Inc. (the “Manager”), a Delaware corporation incorporated in 2022. Upon its’ completion, the Company may offer Series Interests via its website at crownribbon.com where investors will be able to browse and screen the potential investments and sign legal documents electronically. The website is still under development and is not currently operational. No assurance can be given that the website will become operational and function as intended.

Neither Crown Ribbon, Inc. nor any other affiliated entity involved in the offer and sale of the Interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests. Notwithstanding the foregoing, we have engaged the Broker, a member of FINRA/SIPC, as broker of record in connection with the offer and sale of the Interests. See “Broker” section below.

Each of the Offerings is being conducted under Regulation A under the Securities Act of 1933, as amended (the “Securities Act”) and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an Investor must meet in order to participate in this Offering, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards”. As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange.

The initial offering price for each Series (the “Purchase Price”) was determined by the Manager and is equal to the aggregate of (i) the purchase price of the applicable Underlying Assets, (ii) the Due Diligence Fee, (iii) Offering Expenses, and (iv) Operating Expenses (excluding Upkeep Fees), (in each case as described below).

Each Offering shall be conducted on a best efforts basis without any minimum target. The Company may undertake one or more closings of each Offering on a rolling basis. After each such Closing, funds tendered by investors will be available to the Company. Because the Offerings are being made on a best efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised. Each Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

Those persons who want to invest in the Interests must consent electronically to a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details. A copy of the form of Subscription Agreement is attached as an Exhibit.

Each Series of Interests is expected to be issued in book entry or electronic form. The Company presently intends to serve as its own transfer agent and registrar of the Series Interests.

The Company will pay all of the expenses incurred in these Offerings that are not covered by the Offering Fee, Due Diligence Fee, the Offering Expenses or estimated Operating Expenses, including fees to legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable. Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

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Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of the Company (in connection with this Series or any other series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

•	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

•	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and the Broker, in its capacity of broker/dealer of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in these Offerings are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

Minimum and Maximum Investment Amounts

The minimum subscription by an Investor in the Offerings is 1 Interest and the maximum subscription by any Investor in each Offering is set forth on the Cover Page hereto in tabular format. Notwithstanding the foregoing, the Manager has discretion to increase the minimum subscription by an Investor to greater than 1 Interest in a Series.

Broker

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Dalmore Group LLC (the “Broker”), will manage the sale of the Interests as broker/dealer of record pursuant to a broker-dealer agreement (the “Broker-Dealer Agreement”), and serves as broker of record for the Company’s Regulation A offerings, process transactions by subscribers to the Offering and provide investor qualification services (e.g. Know Your Customer (“KYC”) and Anti Money Laundering (“AML”) checks). The Broker is a broker-dealer registered with the Commission and a member of FINRA/SIPC and is registered in each state where the Offering and sale of the Series of Interest will occur, prior to the launch of such Offering, but will not act as a finder or underwriter in connection with such Offering. The Broker will receive an Offering Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with the Offering.

The Company will indemnify the Broker, its affiliates and their representatives and agents harmless from any and all actual or direct losses, liabilities, judgments, arbitration awards, settlements, damages and costs (collectively, “Losses”), resulting from or arising out of any third party suits, actions, claims, demands or similar proceedings (collectively, “Proceedings”) to the extent they are based upon (i) a breach of the Broker-Dealer Agreement by the Company, (ii) the wrongful acts or omissions of the Company, or (iii) the Offering itself. The Broker shall indemnify and hold the Company, the Company’s affiliates and Company’s representatives and agents harmless from any Losses resulting from or arising out of Proceedings to the extent they are based upon (i) a breach of the Broker-Dealer Agreement by the Broker or (ii) the wrongful acts or omissions of the Broker or (iii) its failure to comply with any applicable federal, state, or local laws, regulations, or codes in the performance of its obligations under the Broker-Dealer Agreement. The Broker-Dealer Agreement terminates 6 months after its effective date, but will renew automatically for successive renewal terms of six (6) months each unless any party provides notice to the other party of non-renewal at least forty-five (45) days prior to the expiration of the current term.

If the Company defaults in performing the obligations under the Broker-Dealer Agreement, the Broker-Dealer Agreement may be terminated (i) upon forty-five (45) days written notice if the Company fails to perform or observe any material term, covenant or condition to be performed or observed by it under the Broker-Dealer Agreement and such failure continues to be unremedied, (ii) upon written notice, if any material representation or warranty made by either the Broker or the Company proves to be incorrect at any time in any material respect, (iii) in order to comply with a legal requirement, if compliance cannot be timely achieved using commercially reasonable efforts, after providing as much notice as practicable, or (iv) upon thirty (30) days’ written notice if the Company or the Broker commences a voluntary proceeding seeking liquidation, reorganization or other relief, or is adjudged bankrupt or insolvent or has entered against it a final and unappealable order for relief, under any bankruptcy, insolvency or other similar law, or either party executes and delivers a general assignment for the benefit of its creditors.

Fees and Expenses

Offering Fee; Expense Fee; Consulting Fee

As compensation for providing certain broker-dealer services to the Company in connection with the Underlying Assets, including KYC, AML and other compliance background checks, the Broker will receive:

a.       a fee equal to one percent (1%) on the aggregate amount raised by the Client (the “Offering Fee”). The Offering Fee shall only be payable after the Financial Industry Regulatory Authority (“FINRA”) department of Corporate Finance issues a no objection letter (the “No Objection Letter”) for the Offering;

b.       a one-time expense fee of five thousand ($5,000) for out-of-pocket expenses incurred by Dalmore (the “Expense Fee”) to cover expenses anticipated to be incurred by the Broker such as FINRA filings and any other expenses incurred by Dalmore in connection with the Offering. Notwithstanding the foregoing, Dalmore will refund any portion of the Expense Fee that remains unused; and

c.       A one-time consulting fee of twenty thousand ($20,000) (the “Consulting Fee”), due and payable within five (5) days of receipt of the No Objection Letter.

Each Series will be responsible for paying its own Offering Fee to the Broker in connection with the sale of Interests in such series. The Offering Fee will be payable immediately upon the closing of each offering from the proceeds thereof.

Due Diligence Fee

An initial fee equal to approximately 10.0% of the amount raised through this Offering, on average, paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets (fee is subject to change in sole discretion of Manager as disclosed in each Series Agreement).

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Offering Expenses

Each series of interests will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that series (the “Offering Expenses”). Offering Expenses consist of legal, accounting, underwriting, filing and compliance costs, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses). The Manager shall be reimbursed for Offering Expenses incurred with respect to these Offerings.

Operating Expenses

Each series of interests will be responsible for any and all fees, costs and expenses incurred in connection with the boarding, maintenance, training and transportation costs of the underlying asset (the “Upkeep Fees”) related to such series, costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U, any indemnification payments, any and all insurance premiums or expenses in connection with the Underlying Assets, including mortality, liability and/or medical insurance of the Underlying Assets to insure against the death, injury or third party liability of racehorse ownership (decided on a horse-by-horse basis), etc.

We anticipate that for a majority of the Offerings, we will allocate a sizable portion of such Offering to a cash reserve to be spent on Upkeep Fees of the applicable Underlying Assets. However, if the Operating Expenses exceed the amount of revenues generated from the applicable Underlying Assets, the Manager may (a) pay such Operating Expenses and seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amount. In such cases, until a Series generates revenues from its interest in the applicable Underlying Assets, we expect a Series to, initially, deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations or the Manager pays such Operating Expenses incurred and will seek reimbursement if Operating Expenses exceed revenues and Upkeep Fees.

From time to time, certain Offerings will not have an allocated upfront cash reserve for Upkeep Fees as part of such Offering proceeds. Instead, the Manager or an affiliate will, in connection with such Offering, incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Assets or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series. Notwithstanding the foregoing, in these types of Offerings, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees). In addition, the Manager, in these types of Offerings, retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

Regardless of the type of Offering, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

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Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular.

Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov.

Once launched, the contents of the Crown Ribbon™ website (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests. Any potential Investor wishing to acquire any Series Interests must:

1. Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Interests is suitable for you.

2. Once the Crown Ribbon™ website has been completed and launched, review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto) on the website application and click “Agree” to consent to the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers. A copy of the Subscription Agreement will be made available for review upon request until the website has been launched. The website is still under development and is not currently operational. No assurance can be given that the website will become operational and function as intended.

3. Once the completed Subscription Agreement is electronically signed, an integrated online payment provider will transfer funds in an amount equal to the purchase price for such Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) to the Company.

4. The Manager and the Broker will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager and the Broker will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw such Offering at any time prior to Closing.

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5. Once the review is complete, the Manager will inform you whether or not your application to subscribe for such Interests is approved or denied and if approved, the number of Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6. If all or a part of your subscription in a particular Series is approved, then the number of Interests you are entitled to subscribe for is expected to be issued to you in book entry or electronic form. The Company presently intends to serve as its own transfer agent and registrar of the Series Interests.

By accepting the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement, the Series Liability Company Agreement of the Company (the “Operating Agreement”) and the applicable Series Agreement. The Company, the Manager, and the Broker will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the Broker to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

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DESCRIPTION OF THE BUSINESS

Overview

The Company was formed in the state of Delaware as a series limited liability company on or about December 7, 2022. There is limited historical financial information about us upon which to base an evaluation of our performance. We are an emerging growth business with limited operating history. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

Crownribbon.com seeks to fractionalize the ownership of performance horses and allow fans to experience the thrill, perks and benefits of ownership at a fraction of the historical cost. This includes everything from the behind the scenes engagements with the horses, the riders and trainers as well as exclusive event experiences and a portion of financial gains that the ownership creates.

Series Interests

The Company, through individual Series, intends to purchase interests in a group of horses.

The investment opportunity the Company intends to present to investors is a fractional ownership (the Series Interests) of Series 721 Ranch, which intends to engage in the business of horse ownership, horse breeding and horse racing. Series 721 Ranch intends to acquire a currently operational horse breeding and racing business from CTH Quarter Horses LLC in exchange for cash and/or shares. The Series Interests do not represent direct ownership of the horses themselves, but rather the breeding and racing business as a whole. As with any currently operational horse breeding and racing business the actual horses owned by Series 721 Ranch will fluctuate from time to time depending on sales, acquisitions, the market, cash flow, and other factors.

The manager of Series 721 Ranch will be Crown Ribbon Inc. For Series 721 Ranch there will be no co-ownership agreement. The plan is to own all Underlying Assets out-right in exchange for shares and cash. Through the Series Agreement, the Series Manager is authorized to make all decisions as to the sale, development, and disposition of the Separate Assets; the purchase or acquisition of other assets of all kinds; the management of all or any part of the Separate Assets; the borrowing of money and the granting of security interests in the Separate Assets; the pre-payment, refinancing or extension of any loan affecting the Separate Assets; the compromise or release of any of the Series’ claims or debts; and the employment of persons, firms or corporations for the operation and management of the Series’ business.

In the exercise of its management powers, the Series Manager is authorized to execute and deliver all contracts, conveyances, assignments leases, sub-leases, franchise agreements, licensing agreements, management contracts and maintenance contracts covering or affecting the Separate Assets; all checks, drafts and other orders for the payment of the Series’ funds; all promissory notes, loans, security agreements and other similar documents; and all other instruments of any other kind relating to the Series’ affairs, whether like or unlike the foregoing and any other exclusive authority granted to a Series Manager under the Company Agreement. The Series Manager will have final say in any disagreements among owners, managers, trainers and other personnel Members will have very limited control over the management of the Company or the Series. Our Manager has sole power and authority over the management of our Company and the individual Series, subject only to certain rights of our Members and our membership as a whole, to vote on certain limited matters. Furthermore, our Manager may only be removed for “Good Cause”, meaning willful misfeasance, bad faith, gross negligence or reckless disregard by the Manager in the performance of its duties, the criminal conviction of a federal or state securities law or any other criminal wrong-doing. To remove the Manager for “Good Cause”, Members holding in excess of 75% of the percentage interests, or (ii) Members holding in excess of 75% of the outstanding percentage interests owned by disinterested Members must approve.

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Hiring will be the responsibility of the Series Manager. It is expected that the Series Manager will contract with one or more experts in the horse industry to directly oversee the management of the horses. This expert will oversee the upkeep of the horses including choices around trainers, veterinarians, and other personnel. If the horse industry expert fails to perform adequately in their duties the Series Manager will terminate the contract and find a new expert. Major decisions will be made through consultation between the Series Manager and the horse industry expert contracted to oversee management of the horses. The Series Manager will have final say on all major decisions. Daily operational decisions will be made by the contracted horse industry expert.

The Series Manager anticipates that Distributions of Distributable Cash will not be made for at least the first twelve (12) months following the acquisition of the Asset and will be evaluated quarterly thereafter. The Series Manager will attempt to manage the Series so as to issue dividend payments, to the extent of available cash flow, as follows:(a) First, 5% of gross proceeds before deductions for expenses, liabilities, contractual obligations, withholdings or reserves (“Gross Proceeds”) to the Series Manager for payment of the Management Fee; and (b) Second Distributable Cash to the Members, other than the Series Manager, pro rata. This shall be calculated as the dividends available multiplied by a fraction with the fraction being the number of Membership Interests held by the Member as the numerator and the total number of outstanding Membership Interests as the denominator. The Series Manager shall determine the cash available for dividends after retention of reasonable working capital reserves. Working capital reserves may include pre-paid insurance and administrative expenses for the Underlying Assets for up to three (3) years. Working capital expenses may be as much as the cost of the interest in the Underlying Assets.

When a Series becomes an owner of the horses, the Series’ members may be able to enjoy some of the benefits and privileges of owning horses. This includes the ability to visit the horse at the trainer’s barns, visit the paddock before any event the horses are in, and interact with the riders before the race. Some of these may require additional payments by Investors and would be attributable as revenue to the Company. Since the Member is not a direct owner but an indirect owner of the horse they must be accompanied by someone that is licensed by the state's authority. There is no guarantee that a licensed person will be available to accompany a member upon request.

Size of Horse Industry

The horse industry contributes approximately $50 billion in direct economic impact to the U.S. economy. Additionally, the industry itself contributes $38 billion in direct wages, salaries, and benefits. From those direct effects, the horse industry’s contribution ripples out into other sectors of the economy. Adding these ripple effects results in an estimate of the total contribution of the horse industry to the U.S. economy of $122 billion, and a total employment impact of 1.7 million jobs.1

Currently, $115,000,000 billion is bet annually on horse races with the US representing about 8.5% of the total gaming market.2

The quarter horse industry is a thriving industry, with a large and dedicated following. American Quarter Horses are known for their speed and agility, and are used in a variety of equestrian activities including racing, rodeo, and western riding.

According to the American Quarter Horse Association (AQHA), there around 3 million American Quarter Horses worldwide, making it the most popular horse breed in the world.3 The AQHA is the largest equine breed registry in the world, with over 6 million horses registered.4

The quarter horse racing industry is a significant part of the overall quarter horse industry, with over $125 million in annual purse money awarded in quarter horse races.5 The industry has seen steady growth in recent years, with the number of quarter horse races and the amount of prize money increasing year over year.6

In terms of breeding, the quarter horse industry is highly regulated, with the AQHA maintaining strict standards for breeding and registration.7 Top-quality quarter horses have a high value as breeding stock, with some horses selling for hundreds of thousands of dollars8.

$115 billion is bet annually on horse races worldwide and there are $800 million dollars a year in racehorse sales. Approximately, 8 million fans attend races each year watching over 42,500 active racehorses.9

___________________________

1 American Horse Council Foundation. 2017 National Economic Impact Study. Retrieved at http://www.horsecouncil.org/economics.

2 International Federation of Horseracing Authorities. 2015 Annual Report. Retrieved at https://www.ifhaonline.org/resources/Annual_Report_2019.pdf.

3 AQHA. Annual Report 2021. Retrieved at https://www.aqha.com/aqha-annual-reports.

4 AQHA. What is A Quarter Horse. Retrieved at https://www.aqha.com/-/what-is-a-quarter-horse.

5 AQHA. Annual Report 2021. Retrieved at https://www.aqha.com/web/aqha/aqha-facts/.

6 AQHA. Annual Report 2020. Retrieved at https://www.aqha.com/aqha-annual-reports.

7 AQHA. Registration. Retrieved at https://www.aqha.com/registration.

8 Pink Buckle. 2022 Horse Sale. Retrieved at https://www.pinkbuckle.com/horse-sale/284/2022

9 The Jockey Club. Fact Book Index. Retrieved at http://www.jockeyclub.com/default.asp?section=FB&area=12.

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Plan of Operations

Once the Crown Ribbon™ website has been launched, the Company, the Manager and/or its affiliates will either (1) acquire horses that will be listed on crownribbon.com pursuant to a promissory note between the Series and lender or (2) have the Series acquire the horses upon close of the respective offering. In many instances, the lender will have a right, prior to completion of the Offering, to participate in pre-closing dividends from revenue generated by its interest in the Underlying Assets and the right to convert into the unsold portion of the offering prior to being fully funded.

An investment in a Series does not constitute ownership of a horse as regulated by the California Horse Racing Board. Other state regulations outside of California may impact how and when an Asset can be raced.

The Series will contract with Manager to provide “ownership privileges” and “ownership experiences” for Investors. Some ownership privileges are included as a member, including access to content that will vary based on majority ownership group, trainer, track, frequency of races, the health of the horse and other factors. Other “ownership privileges” provided by Manager will be available for purchase.

For horses acquired by each individual Series, the timeline for competing, breeding, and expected cash flows may vary greatly. Different acquisitions will have different timelines depending on a variety of factors.

Deciding upon a Horse

When deciding on acquiring a horse, our team looks at a multitude of variables:

•	Pedigree: The recorded ancestry of the horse.

•	Pedigree Statistics: Win percentages and nicking statistics.

•	Race history (if applicable): Historic results of past races the horse has competed in

•	Potential trainer: Statistics and trends of the potential trainer

•	Valuation: The monetary worth set by the majority owner

•	Horse Owner/Syndicate Manager: Historical statistics and reputation

•	Purchase History: Publicly recorded title transfers of the horse

•	User Reviews of Syndicate Managers, Trainers, Pedigree (if applicable): Feedback from user reviews

This initial diligence information is used to determine if the horse will be included in a syndicate.

Competition

The Company is considered a small player in the horse ownership business. While we consider bloodlines and the win-loss records of a particular horse's lineage as well as other factors, our success will depend in large measure on our ability to evaluate the potential of a horse. We will rely almost entirely on the Manager and its officers to evaluate horses and to buy horses we believe to be a good investment.

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Government Regulation

Horse racing and competitions are regulated by the individual states. Most states’ main focus is on regulating the pari-mutuel wagering in horse racing.

Operating Expenses

“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), which may be as much as or greater than the actual cost of the interest in the Underlying Assets, including:

•	costs incurred in managing the Underlying Assets related to a Series, including, but not limited to boarding, maintenance, training and transportation costs (the “Upkeep Fees”);

•	costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•	any indemnification payments; and

•	any and all insurance premiums or expenses in connection with the Underlying Assets, including mortality, loss of use, liability and/or medical insurance of Underlying Assets to insure against the death, injury or third party liability of racehorse ownership (as described in “Description of the Business – Business of the Company”). The decision to purchase insurance on a horse is made on a horse-by-horse basis. There is no guarantee that a horse you invest in will be insured.

We anticipate that for a majority of the Offerings, we will allocate a sizable portion of such Offering to a cash reserve to be spent on Upkeep Fees of the applicable Underlying Assets. However, if the Operating Expenses exceed the amount of revenues generated from the applicable Underlying Assets, the Manager may (a) pay such Operating Expenses and seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amount. In such cases, until a Series generates revenues from its interest in the applicable Underlying Assets, we expect a Series to, initially, deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations or the Manager pays such Operating Expenses incurred and will seek reimbursement if Operating Expenses exceed revenues and Upkeep Fees.

From time to time, certain Offerings will not have an allocated upfront cash reserve for Upkeep Fees as part of such Offering proceeds. Instead, the Manager or an affiliate will, in connection with such Offering, incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Assets or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series.

In addition, the Manager, in these types of Offerings, retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

Regardless of the type of Offering, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

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Indemnification of the Manager

To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

Description of the Series Limited Liability Company Agreement

Each Series will appoint the Manager to serve as Manager (the “Manager”) to manage its interest in the Underlying Assets pursuant to a Series Limited Liability Company Agreement (the “Series Limited Liability Company Agreement”). The services provided by the Manager will include:

•	Rendering management and administration services and support and other management support needed for Company’s and each Series’ operations;

•	Once operational, a license to the Crown Ribbon™ website for the facilitation of the offerings of the Series Interests;

•	Determining which Assets to select and purchase; and

•	Determining the amount of the selling price of the Assets upon disposition thereof.

The term of the Series Limited Liability Company Agreement shall commence on the date executed and shall have a term of one (1) year unless earlier terminated as provided for therein. The term of the Series Limited Liability Company Agreement shall be automatically extended for a series of additional one (1) year terms unless Company notifies the Manager in writing of its desire to terminate this Agreement at least sixty (60) days prior to the expiration of the current term.

Each Series will indemnify the Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Manager under the Series Limited Liability Company Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

A copy of the Series Limited Liability Company Agreement is attached hereto as an Exhibit.

Management Fee

As consideration for managing the Underlying Assets, the Manager will be paid a one-time Due Diligence Fee of approximately 10.0% of the offering proceeds and a Management Fee on an ongoing basis equal to 5% of Gross Proceeds generated by the Series.

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Facilities

The Manager is located at 2701 North Thanksgiving Way, Suite 100, Lehi, Utah 84043 and currently has a commercial lease on its principal offices. The Manager and Company presently do not have any employees.

Legal proceedings

None of the Company, any series, the Manager, or any director or executive officer of the Manager is presently subject to any material legal proceedings.

Allocation of expenses

To the extent relevant, Offering Expenses, Operating Expenses, revenue generated from interests in underlying assets and any indemnification payments made by the Company will be allocated amongst the various interests in accordance with the Manager’s sole discretion. The Manager intends to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series of interests. If, however, an item is not allocable to a specific series but to the Company in general, it will be allocated pro rata based on the value of interests in underlying assets (e.g., in respect of asset level insurance) or the number of interests, as reasonably determined by the Manager.

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MANAGEMENT

Manager

The Manager of the Company is Crown Ribbon Inc., a Delaware corporation formed on September 7, 2022.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our business strategy. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize a Series and other underlying assets in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series as the case may be.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, asset operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Interest Holders. The Manager itself has no track record and is relying on the track record of its individual officers, directors and advisors.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. We have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

Under Delaware law, the fiduciary duties of a manager to the limited liability company and to its members are limited to that of good faith and fair dealing. The Operating Agreement for the Company has set forth standards by which the duties of the Manager are to be measured.

Among other things, the Operating Agreement recognizes that the Manager (directly or through affiliates) is permitted to conduct outside business activities that may conflict with the Company’s business. The Company's business operations and affairs will be managed entirely by the Manager, which may be subject to certain conflicts of interest. (See “CONFLICTS OF INTEREST.”) In addition, the Manager may, if desired, submit any contract or act for approval or ratification of by the Members of the Company, and any contract or act approved or ratified by the affirmative vote of the Members holding a majority of percentage interests will not constitute a violation of the Manager’s duties to the Company or its Members.

The Members have not been separately represented by independent legal counsel in their dealings with the Manager. Members must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of establishment of the Company, its operations, and the operating agreement has been prepared by the Manager. Therefore, the terms and the Operating Agreement have not been negotiated in an arms' length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. INVESTORS SHOULD CONSULT WITH THEIR OWN COUNSEL TO EVALUATE ANY AND ALL OF THESE AGREEMENTS AND RELATIONSHIPS.

The Manager must, on demand, give to any Member or his legal representative true and complete information concerning all Company affairs as required by law. Each Member or his legal representative has the right to inspect and copy the Company books and records upon reasonable request and in accordance with applicable law.

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The Operating Agreement provides that the Manager shall have no liability to the Company for losses resulting from errors in judgment or other acts or omissions, as long as (i) the Manager determined, in good faith, that such action or inaction was in, or not opposed to, the best interests of the Company and (ii) such action or inaction did not constitute fraud, deceit, willful misconduct, gross negligence, or a wrongful taking. The Operating Agreement also provides that the Company shall indemnify the Manager against liability and related expenses (including reasonable attorneys' fees and costs) incurred in dealing with the Company, Members or third parties, so long as the standard described above is met. Therefore, Members may have a more limited right of action then they would have absent these provisions in the Operating Agreement. A successful indemnification of the Manager or any litigation that may arise in connection with the Manager's indemnification could deplete the assets of the Company. Members who believe that a breach of the Manager's duty has occurred should consult with their own counsel.

Executive Officers and Directors of the Manager

The following individuals constitute the Board of Directors and executive management of the Manager:

Director & President – Tiffany Beus

Age – 47

Term of Office - September 20, 2022

CEO – Douglas Leonard

Age – 35

Term of Office – September 20, 2022

Secretary & Treasurer – Eric Mattson

Age – 35

Term of Office – September 20, 2022

The following is a brief summary of the background of each director and executive officer of the Manager:

Tiffany Beus, 48, co-founded Crown Ribbon Inc in 2022 and currently serves as the director of Crown Ribbon Inc. for an indefinite term. She has worked alongside her husband for the last 30 years in the equine industry. They have stood multiple stallions to the public and have raised hundreds of halter and performance horses over the years. In 2011 they started The Breeders Halter Futurity, which is the highest paying stand-alone halter event in the world. Tiffany has been the office manager of The Breeders Halter Futurity since its inception. She is also currently serving as the office manager for The Pink Buckle & The Ruby Buckle, which are the richest barrel races in the country. Managing these 3 different companies at the top of the equine world over the last 12 years has put her in position to learn the nuances, ins and outs of a very unique industry.

Doug Leonard, 35, co-founded Crown Ribbon Inc in 2022 and serves as the CEO of Crown Ribbon Inc. He is currently serving as CEO for an indefinite term. Doug has also served as the Chief Executive Officer and as a Director of Mainframe Group, Inc., a technology service provider, from January 2020 until present and is serving for an indefinite term. Prior to his role as CEO, Doug worked as an engineer and led strategy for Mainframe Group, Inc. He is an experienced technical co-founder and accomplished entrepreneur. Doug holds a Master’s Degree in Information Systems from Brigham Young University.

Eric Mattson, 35, serves as the Secretary and Treasurer at Crown Ribbon Inc. He started his role at Crown Ribbon in September 2022 and is currently serving for an indefinite term. Eric has also served as the Chief Operations Officer and a Director at Mainframe Group, Inc., a technology service provider, from May 2020 until present. At Mainframe Group, Inc. Eric runs the legal, finance, and operations functions for the company. Prior to Mainframe, Eric worked in various fields ranging from scientific research to education to carpentry. He holds a Masters of Architecture from the University of Texas at Austin.

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Advances from Manager

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation - Advances from Manager” section above for more information.

Related Party Transactions

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation - Related Party Transactions” section above for more information.

Conflicts of Interest

See “Conflicts of Interest” section above for more information.

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COMPENSATION

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. The President of the Manager plus other employees of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of underlying assets, service acquired assets and monitor the performance of these assets to ensure that they are consistent with our business objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from Crown Ribbon Inc. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager will receive reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Operating Expenses) and, in its capacity as Manager, a Management Fee (including the Due Diligence Fees and 5% of Gross Proceeds). Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The annual compensation of the Manager for Fiscal Year 2022 was/is as follows:

Name	Capacities in which compensation was received (e.g., President, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Crown Ribbon Inc.	Manager	$0	$0 (1)	$0

In addition, should a series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the series, the Manager in its capacity as the Manager may receive a Management Fee as described in “Description of the Business – Management Fee.”

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

Except as set forth herein, we do not have any ongoing plan or arrangement for the compensation of executive officers and our Manager.

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PRINCIPAL INTEREST HOLDERS

The Company is managed by Crown Ribbon Inc. which is also the Company’s 100% owner. Crown Ribbon Inc., and/or its affiliates, have no intention of owning any of the Interests in the Series at Closing. However, Crown Ribbon Inc., and/or its affiliates, still reserve the right to participate in the Offering on the same terms and conditions as the Investors at their discretion. The address of Crown Ribbon Inc. is 2701 North Thanksgiving Way, Suite 100, Lehi, Utah 84043.

As of January 31, 2024, the securities of the Company are beneficially owned as follows:

Title of Class/Series: Crown Ribbon LLC, Series 721 Ranch – Ownership percentage: 100%

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DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as an Exhibit, the Series Agreements, attached hereto as exhibits as it relates to each specific Series, and the Subscription Agreement, attached hereto as an Exhibit, relating to the purchase of the applicable Series of Interests. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable) shall apply. Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement or Series Agreement.

Series Agreement

Each Series will have its own Series Agreement and a Subscription Agreement. The Series Agreement will include a description of the following investment details, among other things:

•	Such Member classes as the Series Manager may determine to be necessary, appropriate, or advantageous for operation of the Series and meeting its business objectives.

•	The Minimum and Maximum Dollar Amounts for each Series, if any, based on the amount of Capital Contributions needed to acquire, operate and improve the Asset.

•	The Minimum Investment Amount required of an individual Investor by each Series.

•	A tabular summary of the sources and uses of proceeds of the Capital Contributions raised by each Series.

•	The important dates relative to acquisition of the Asset or Capital Contributions needed for each Series.

Rights and Liabilities of Members

The rights, duties and powers of Members are governed by the Operating Agreement and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to such Agreement and Act. Members who become Members in a Series in the manner set forth herein will be responsible for the obligations of the Series and will be liable only to the extent of their agreed upon capital contributions. Members may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to Members may constitute, wholly or in part, return of capital.

Members will have very limited control over the management of the Company or the Series. Our Manager has sole power and authority over the management of our Company and the individual Series, subject only to certain rights of our Members and our membership as a whole, to vote on certain limited matters. Furthermore, our Manager may only be removed for “Good Cause”, meaning willful misfeasance, bad faith, gross negligence or reckless disregard by the Manager in the performance of its duties, the criminal conviction of a federal or state securities law or any other criminal wrong-doing. To remove the Manager for “Good Cause”, Members holding in excess of 75% of the percentage interests, or (ii) Members holding in excess of 75% of the outstanding percentage interests owned by disinterested Members must approve.

Therefore, you will not have an active role in our Company’s management and it will be difficult to cause a change in our management.

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Interest Subscriptions

Interests in each Series will be sold for a set price per Interest. To purchase Interests in an individual Series, an Investor must deliver to the Company a Subscription Agreement in the form attached to this Offering Circular as an Exhibit by completing the online submission at crownribbon.com.

Rights, Powers and Duties of Manager

Subject to the right of the Members to vote on certain limited matters, the Manager will have sole control of the business operations of the Series. The Manager is not required to devote full time to Company and Series affairs but only such time as is required for the conduct of Company and Series business. The Manager acting alone has the power and authority to act for and bind the Company or an individual Series.

The Manager is granted the special power of attorney of each Member for the purpose of executing the documents which the Members have expressly agreed to execute and deliver or which are required to be executed, delivered and/or filed under applicable law.

Dividends/Distributions

The Manager will attempt to manage the individual Series so as to issue dividend payments, to the extent of available cash flow. Therefore, (i) 5% of Gross Proceeds shall be payable to the Manager as a Management Fee; and then (ii) the remaining cash available for dividends shall be payable to the Members on a pro rata basis. This shall be calculated as 100% of the dividends available after payment of the Management Fee and bloodstock fee, if applicable, multiplied by a fraction with the fraction being the number of Interests held by the Member as the numerator and the total number of outstanding Interests as the denominator. The Manager shall determine the cash available for dividends after retention of reasonable working capital reserves and payment of liabilities.

Working capital may include pre-paid insurance and administrative expenses for the horses for up to 3 years. Working capital expenses may be as much as the cost of the interest in the Underlying Assets.

Meetings

The Manager may call a meeting of an individual Series. Unless the notice otherwise specifies, all meetings will be held at the office of the Company. Members have the rights to call meetings accorded to them under the Operating Agreement or the individual Series Agreement and applicable law.

Accounting and Reports

Right of Inspection; Provision of Records to Members

Each Member has the right, upon reasonable request, for purposes reasonably related to the interest of that person as a Member, to inspect and copy during normal business hours any of the records required to be maintained by the Manager under the Act.

The Manager will furnish to a Member a copy of any amendment to the articles of organization or operating agreement executed by the Manager pursuant to a power of attorney from the Member. Members will be limited to the inspection of the books and records of the individual Series in which they are a Member.

42

Annual Report

At such time as the Company has more than thirty-five (35) Members, each of the following shall apply:

The Manager will cause an annual report to be sent to each of the Members not later than one hundred twenty (120) days after the close of the Fiscal Year. The report, which may be sent by electronic transmission, will contain a balance sheet as of the end of the Fiscal Year and an income statement and a statement of cash flows for the Fiscal Year.

Members representing at least five (5) percent of the percentage interests, or three or more Members, may make a written request to the Manager for an income statement of the Company for the initial three-month, six-month, or nine-month period of the then-current Fiscal Year ending more than 30 days prior to the date of the request, and a balance sheet of the Company as of the end of such period. The statement will be delivered or mailed to the Members within thirty (30) days thereafter.

The financial statements will be accompanied by the report, if any, of the independent accountants engaged by the Company or, if there is no report, the certificate of the Manager that the financial statements were prepared without audit from the books and records of the Company.

Tax Information

The Company will send or cause information to be sent in writing to each Member within ninety (90) days after the end of each taxable year the information necessary to complete federal and state income tax or information returns. Based on the Company’s intention to treat each Series as a corporation for tax purposes, the primary reporting Members should expect is through Form 1099.

Limited Voting Rights of Members

The affirmative vote of a Majority of Interests of all of the Members associated with a Series shall be required for the Company to merge or consolidate with or into, or convert into, another entity, but not to enter into a joint venture arrangement with another party or sell an Underlying Asset.

A Series Manager may be removed at any time, for Good Cause, by the decision of such Series Members owning more than seventy-five percent (75%) of the Percentage Interests in that Series. Certain actions may require both a majority of all percentage interests in the Company and the consent of the Manager, as provided in such Series Agreement.

The disposition by the Company of all or substantially all of the Company’s assets includes the disposition of all or substantially all of the assets of all of the Company’s subsidiaries in a single transaction or series of transactions but expressly excludes a sale of the assets of any single Series that owns a single Asset, which may be made by the Manager without the consent of Members.

Withdrawal from a Series

It is unknown how long each Series will exist. When the Underlying Assets of the Series are sold, the Members shall receive a return of their capital, if available. The Members should not expect withdrawal prior to this time.

43

Dissolution and Winding-Up

The Series Manager may dissolve the Series at any time once the Series Assets have been sold. The dissolution may only be ordered by the Series Manager or the Company, not by an owner of Series Membership Interests or by any Member of the Series. Upon dissolution of a Series, all Members of that Series will participate in the Series’ liquidating distributions, in accordance with the distributions in effect during the term and thereafter in proportion to their relative capital accounts.

Upon the sale of an Underlying Asset or the dissolution or termination of the Series, the Manager or an affiliate may be entitled to a repayment of its Operating Expenses Reimbursement Obligation, if any, as repayment of liabilities incurred related to Upkeep Fees on behalf of the Series. This may result in the reduction of liquidating distributions to Members.

Limitations on Transferability

The Operating Agreement and Series Agreement place substantial limitations upon transferability of the Interests. Any transferee (including a donee) must be a person or entity which would have been qualified to purchase an Interest in this Offering and a transferee may not become a substituted Member without the consent of the Manager. A transferee who does not become a substituted Member will own an economic interest which entitles him or her only to the share of income or return of capital to which the transferor would be entitled.

Term of the Company

The Manager intends to operate the Company on a perpetual basis until a dissolution event.

Dispute Resolution

The Company and the Operating Agreement will be governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions. Notwithstanding the foregoing, mandatory arbitration provisions set forth therein do not apply to claims made under federal and state securities laws.

Listing

The Interests are not currently listed or quoted for trading on any national securities exchange or national quotation system.

Transfer Agent and Registrar

The Company presently intends to serve as its own transfer agent and registrar of the Series Interests.

44

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Interests to United States holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

•	persons deemed to sell our Interests under the constructive sale provisions of the Code.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Definitions

U.S. Holder. A “U.S. Holder” includes a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

45

Taxation of each Series of Interests as a “C” Corporation

The Company, although formed as a Delaware series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus each Series of Interests will be taxed at regular corporate rates on its taxable income before making any distributions to Interest Holders as described below. The current Federal tax rate on corporations is 21%.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income”. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. Investors should note that Section 1411 of the Code, added by the Health Care and Education Reconciliation Act of 2010, added a new 3.8% tax on certain investment income (the “3.8% NIIT”), effective for taxable years beginning after December 31, 2012. In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). U.S. Holders should note that for tax years beginning in 2013 and thereafter dividends will be included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non- corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

46

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

47

WHERE TO FIND ADDITIONAL INFORMATION

The Manager will answer inquiries from potential Investors in the Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Interests under the Offering Circular and Offering Circular Supplements. The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

All potential Investors in the Interests are entitled to review copies of any other agreements relating to the Series described in the Offering Circular and Offering Circular Supplements, if any. In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular and Offering Circular Supplements to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular and Offering Circular Supplements, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular and Offering Circular Supplements should be directed to:

Crown Ribbon LLC

2701 North Thanksgiving Way, Suite 100

Lehi, Utah 84043

Tel: (385) 221-9406

Attention: Douglas Leonard

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

THESE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

PLEASE NOTE INVESTORS IN THIS OFFERING WILL BE CLIENTS OF THE ISSUER AND NOT DALMORE GROUP, LLC (“DALMORE”), A REGISTERED BROKER-DEALER AND MEMBER FINRA/SIPC. DALMORE’S ROLE IN THE TRANSACTION IS TO FACILITATE BACK OFFICE AND REGULATORY FUNCTIONS RELATED TO THE REGULATION A TRANSACTION, AND ACTS ONLY AS THE BROKER/DEALER OF RECORD FOR THE OFFERING LISTED. DALMORE IS NOT PROVIDING INVESTMENT ADVICE OR RECOMMENDATIONS, OR LEGAL OR TAX ADVICE. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT.

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48

CROWN RIBBON LLC

Audited Financial Statements

From Inception on December 7, 2022 through December 31, 2022

F-1

CROWN RIBBON LLC

FINANCIAL STATEMENTS

F-2

Report of Independent Registered Public Accounting Firm

To the Members

Crown Ribbon LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Crown Ribbon LLC as of December 31, 2022 and the related statements of operations, members’ capital, and cash flows for the year then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Crown Ribbon LLC as of December 31, 2022, and the results of its operations and its cash flows for the period from inception on December 7, 2022 through December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has no revenue, has incurred a net loss from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to Crown Ribbon LLC in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Crown Ribbon LLC is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

We have served as Crown Ribbon LLC’s auditor since 2023.

Mac Accounting Group & CPAs, LLP

/s/ Mac Accounting Group & CPAs, LLP

Midvale, Utah

July 20, 2023

F-3

CROWN RIBBON LLC

BALANCE SHEET

December 31, 2022
ASSETS

Total Current Assets	$–

TOTAL ASSETS	$–

LIABILITIES & MEMBERS’ EQUITY (DEFICIT)

Related Party Advance	$25,533
Total Current Liabilities	25,533
Total Liabilities	25,533

Members’ Equity (Deficit)	–
Members’ Capital	–
Accumulated Deficit	(25,533)

TOTAL LIABILITIES & MEMBERS’ EQUITY (DEFICIT)	$–

The accompanying notes are an integral part of these financial statements.

F-4

CROWN RIBBON LLC

STATEMENT OF OPERATIONS AND CHANGES IN MEMBERS’ EQUITY (DEFICIT)

From Inception on December 7, 2022 through December 31, 2022
Revenues	$–

Operating Expenses
Legal Fees	25,035
Organizational/Start-up Costs	498
Total Operating Expenses	25,533

Net Income (Loss) from Operating Expenses	(25,533)

Income Taxes	–

Net Income (Loss)	$(25,533)

Members Equity (Deficit) – Beginning Balance	$–
Net Income (Loss)	(25,533)

Members Equity (Deficit) – Ending Balance	$(25,533)

The accompanying notes are an integral part of these financial statements.

F-5

CROWN RIBBON LLC

STATEMENT OF CASH FLOWS

From Inception on December 7, 2022 through December 31, 2022
OPERATING ACTIVITIES
Net Income (Loss)	$(25,533)
Adjustments to Reconcile Net Income	–
Net Cash Used in Operating Activities	(25,533)

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Used in Investing Activities	–

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Related Party Advances	25,533
Cash Flows Provided by Financing Activities	25,533

Net Cash Increase for Period	–
Cash Beginning of Period	–
Cash at End of Period	$–

SUPPLEMENTAL CASH FLOW INFORMATION
Cash Paid During the Period
Interest Paid	$–
Income Taxes Paid	$–

The accompanying notes are an integral part of these financial statements.

F-6

CROWN RIBBON LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2022

NOTE 1 – ORGANIZATION AND OPERATIONS

Crown Ribbon LLC (“Company”) was organized as a Delaware series limited liability company on December 7, 2022. The Company provides access to fractionalized ownership of horses or horse syndicates. Each investment asset or group of assets will be held in a separate Series within Crown Ribbon LLC.

NOTE 2 – GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had no revenues during the year ended December 31, 2022, incurred a net loss, and is showing total liabilities in excess of total assets. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is in the development stage and is attempting to commence full-scale operations and generate sufficient revenue. The Company’s cash position may not be sufficient to support the Company’s daily operations long-term. Management intends to finance operating costs with loans from its manager, Crown Ribbon Inc. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company are presented in US dollars, have been prepared in accordance with United States Generally Accepted Accounting Principles, and the Company has a December 31 year-end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-7

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Intangible Asset

Intangible assets are comprised of costs incurred to develop and/or purchase software, purchase domain name rights, and the cost-basis of digital currencies held.

Rights to domain names purchased have an estimated remaining useful life and are classified as finite-lived intangible assets. The Company amortizes these assets over the shorter of the legal life or its estimated economic life using the straight-line method. The Company has concluded that disclosures related to these intangible assets are not significant to the financial statements.

The Company accounts for its intangible assets in accordance with ASC Subtopic 350-40, Internal-Use Software-Computer Software Developed or Obtained for Internal Use, and ASC Subtopic 360-10, Accounting for the Impairment or Disposal of Long-Lived Assets. ASC Subtopic 350-40 requires assets to be recorded at the cost to develop the asset and requires an intangible asset to be amortized over its useful life and for the useful life to be evaluated every reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization. If the estimate of useful life is changed, the remaining carrying amount of the intangible asset is amortized prospectively over the revised remaining useful life.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

F-8

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates fair value due to their short-term maturity.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Income Taxes

The Company is not required to file a federal income tax return at this time.

For the period from inception on December 7, 2022 through December 31, 2022, the Company is taxed as an entity disregarded as separate from its owner, the Manager, for federal, state, and local income taxes. Under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the financial statements.

The Company has affirmatively elected for each Series of Interests, including the Crown Ribbon LLC Series 721 Ranch Interests, to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus, each Series of Interests will be taxed at regular corporate rates on its taxable income before making any distributions to Interest Holders. The current Federal tax rate on corporations is 21%.

F-9

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements and does not believe any of these pronouncements will have a material impact on the Company’s financial reporting.

NOTE 4 – MEMBERS’ EQUITY (DEFICIT)

The Company is authorized to issue one class of units to be designated as “Common Units” and is currently wholly owned by Crown Ribbon Inc. (“Manager”). Manager is the sole member/owner and has limited liability for the Company's debts and obligations. As the sole owner of the LLC, Manager has the right to receive all profits generated by the Company and has the right to make all decisions regarding the Company's operations and management.

The Company’s operating agreement does not specify a termination date; therefore the LLC will continue to exist until it is dissolved according to applicable law.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties, primarily its Manager, until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support from the Manager. Amounts represent advances or amounts paid in satisfaction of liabilities.

Effective November 1, 2022, the Company’s Manager informally agreed to advance funds to the Company to pay for professional fees and operating expenses on an as-needed basis. This arrangement is non-binding and discretionary, bears no interest, is unsecured, and has no fixed due date, therefore it is considered due on demand. The Manager had advanced the Company $25,533 as of December 31, 2022.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated all events that occur after the balance sheet date through July 20, 2023, the date when the financial statements were available to be issued, to determine if they must be reported. Management of the Company determined that there are no material subsequent events to be disclosed other than those described below.

As of July 20, 2023, the Company’s Manager has advanced to the Company, $40,780 for the Company’s operating expenses related to professional fees and other operating costs.

F-10

EXHIBIT INDEX

Exhibit 2.1*	Certificate of Formation
Exhibit 2.2*	Series Limited Liability Company Agreement
Exhibit 3.51*	Series Agreement for Series 721 Ranch
Exhibit 4.1	Form of Subscription Agreement
Exhibit 6.60*	Broker-Dealer Agreement
Exhibit 11.1*	Consent of Auditor
Exhibit 12.1*	Opinion of Legal Counsel

*incorporated by reference to the Form 1-A filed with the SEC on July 21, 2023

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lehi, State of Utah, on January 31, 2024.

CROWN RIBBON LLC

By: Crown Ribbon Inc., its Manager

By: /s/ Douglas Leonard

Name: Douglas Leonard

Title: CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Douglas Leonard

Name: Douglas Leonard

CEO of Crown Ribbon Inc.

January 31, 2024

CROWN RIBBON LLC

By: /s/ Douglas Leonard

Name: Douglas Leonard

Title: President

January 31, 2024